Exhibit 99.1

OncoMed Announces Fourth Quarter and Full Year 2018 Financial Results

REDWOOD CITY, Calif., March 7, 2019 (GLOBE NEWSWIRE) -- OncoMed Pharmaceuticals, Inc. (NASDAQ:OMED), a clinical-stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics, today announced fourth quarter and full year 2018 financial results.

Recent Corporate News
On December 5, 2018, OncoMed and Mereo BioPharma Group plc (Mereo), a clinical-stage UK-based biopharmaceutical company, agreed to enter into a proposed combination of the two companies, subject to approval by OncoMed shareholders and other customary closing conditions. A preliminary registration statement on Form F-4 was filed with the Securities and Exchange Commission (SEC) by Mereo and is available on OncoMed’s website. The merger is expected to close in the second quarter of 2019.

Fourth Quarter and Full Year 2018 Financial Results

Cash, cash equivalents and short-term investments totaled $57.3 million as of December 31, 2018, compared to $103.1 million as of December 31, 2017.

Revenues were $44.4 million for the full year of 2018, an increase of $6.2 million, compared to $38.2 million for the same period in 2017. The increase in revenue was a result of the new revenue recognition standard adopted in the first quarter of 2018. Revenues were $10.2 million during the fourth quarter of 2018, a decrease of $10.4 million, compared to $20.6 million for the same quarter in 2017.

Research and development (R&D) expenses were $34.4 million for the full year 2018, a decrease of $25.4 million, compared to $59.8 million for the same period in 2017. The decrease in R&D expenses was due to decreases in clinical development costs and personnel cost, including stock-based compensation. R&D expenses were $8.0 million for the fourth quarter of 2018, a decrease of $0.6 million, compared to $8.6 million for the same quarter in 2017.

General and administrative (G&A) expenses were $18.2 million for the full year 2018, an increase of $1.4 million, compared to $16.8 million for the same period in 2017. The increase in G&A expenses was primarily due to increases in consulting and outside professional fees, and transaction costs incurred as a result of the merger agreement entered into with Mereo in the fourth quarter of 2018, offset by a decrease in personnel costs, including stock-based compensation. G&A expenses were $5.4 million for the fourth quarter of 2018, an increase of $1.6 million, compared to $3.8 million for the same quarter in 2017.

Net loss was $8.1 million ($0.21 net loss per share, basic and diluted) for the year ended December 31, 2018, compared to a net loss of $39.1 million ($1.04 net loss per share, basic and diluted) for the same period of 2017. Net loss for the fourth quarter of 2018 was $4.7 million ($0.12 net loss per share, basic and diluted), compared to a net income of $9.5 million ($0.25 net income per share, basic and diluted) for the same quarter in 2017.

About OncoMed Pharmaceuticals
OncoMed Pharmaceuticals is a clinical-stage biopharmaceutical company focused on developing novel anti-cancer therapeutics. OncoMed has internally discovered investigational drugs intended to address the fundamental biology driving cancer's growth, resistance, recurrence and metastasis. Product candidates in OncoMed’s portfolio include navicixizumab (anti-DLL4/VEGF bispecific, OMP-305B83) and etigilimab (anti-TIGIT, OMP-313M32). For further information about OncoMed Pharmaceuticals, please see www.oncomed.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction, in each case in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable European or UK, as appropriate, regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

In the United Kingdom this presentation is addressed to and directed only at, persons who are authorized or exempt persons within the meaning of the Financial Services and Markets Act 2000 or persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), persons falling within Article 49(2)(a) to (d) of the Order or persons to whom it may otherwise lawfully be communicated pursuant to the Order, (all such persons together being referred to as, “Relevant Persons”). This presentation is directed only at Relevant Persons. Other persons should not act or rely on this presentation or any of its contents. Any investment or investment activity to which this presentation relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this presentation will only be responded to if the person concerned is a Relevant Person.

Additional Information

Important Additional Information Has Been and Will Be Filed with the SEC

Mereo has filed with the SEC (1) a preliminary registration statement on Form F-4 containing the proxy statement of OncoMed that also constitutes a prospectus of Mereo (the “proxy statement/prospectus”) and (2) other documents concerning the proposed merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE REGISTRATION STATEMENT ON FORM F-4, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF MEREO AND ONCOMED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREO, ONCOMED, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Mereo’s website at https://www.mereobiopharma.com/investors-page/sec-filings/ (for documents filed with the SEC by Mereo) or on OncoMed’s website at http://cms2.oncomed.com/investors/financial-information/sec-filings (for documents filed with the SEC by OncoMed).

Participants in the Solicitation

Mereo, OncoMed and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mereo and OncoMed, respectively in connection with the proposed merger. Stockholders may obtain information regarding the names, affiliations and interests of OncoMed’s directors and officers in OncoMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 8, 2018, and its definitive proxy statement on Schedule 14A for the 2018 annual meeting of stockholders, which was filed with the SEC on April 27, 2018. To the extent the holdings of OncoMed’s securities by OncoMed’s directors and executive officers have changed since the amounts set forth in OncoMed’s proxy statement for its 2018 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the names, affiliations and interests of Mereo’s directors and officers is contained in Mereo’s Annual Report for the fiscal year ended December 31, 2017 and can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such individuals in the proposed merger will be included in the definitive proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC's website at www.sec.gov, Mereo’s website at https://www.mereobiopharma.com/investors-page/sec-filings/, or on OncoMed’s website at http://cms2.oncomed.com/investors/financial-information/sec-filings.

Forward Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding OncoMed Pharmaceuticals, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the potential for the proposed merger transaction to close and the timing of the closing of the transaction. Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed's clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the potential failure to obtain applicable shareholder approvals in a timely manner or otherwise; the potential failure to satisfy other closing conditions to the proposed transaction; risks related to unanticipated costs, liabilities or delays of the transaction; and the outcome of any legal proceedings related to the merger. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed's business in general, see OncoMed's Annual Report on Form 10-K filed with the SEC on March 7, 2019 and OncoMed's other current and periodic reports filed with the SEC.

Contacts:
Sylvia Wheeler
Sylvia.wheeler@oncomed.com

Alexandra Santos
asantos@wheelhouselsa.com

ONCOMED PHARMACEUTICALS, INC.
Condensed Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2018	2017	2018	2017

Total revenue:	$10,184	$20,640	$44,421	$38,154

Operating expenses:
Research and development	7,977	8,572	34,443	59,839
General and administrative	5,372	3,809	18,172	16,761
Restructuring charges	1,851	14	1,851	2,527
Total operating expenses	15,200	12,395	54,466	79,127
Income (loss) from operations	(5,016)	8,245	(10,045)	(40,973)
Interest and other income, net	350	123	1,562	828
Income (loss) before provision for income taxes	(4,666)	8,368	(8,483)	(40,145)
Income tax benefit	—	(1,095)	(382)	(1,083)
Net income (loss)	$(4,666)	$9,463	$(8,101)	$(39,062)
Net income (loss) per share:
Basic	$(0.12)	$0.25	$(0.21)	$(1.04)
Diluted	$(0.12)	$0.25	$(0.21)	$(1.04)
Shares used to compute for net income (loss) per common share:
Basic	38,625,985	37,960,091	38,442,994	37,631,348
Diluted	38,625,985	38,401,516	38,442,994	37,631,348

ONCOMED PHARMACEUTICALS, INC.
Condensed Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2018	December 31, 2017

Cash, cash equivalents and short-term investments	$57,345	$103,091
Prepaid and other assets	7,733	7,231
Total assets	$65,078	$110,322

Deferred revenue	$3,697	$143,838
Other liabilities	13,150	15,087
Stockholders' equity (deficit)	48,231	(48,603)
Total liabilities and stockholders' equity (deficit)	$65,078	$110,322